Exhibit 99.1

Yahoo Reports Fourth Quarter and Full Year 2014 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 27, 2015--Yahoo! Inc. (NASDAQ:YHOO) today reported results for the quarter and full year ended December 31, 2014.

"I’m pleased to report that our performance in Q4 and in 2014 continues to show stability in our core business," said Marissa Mayer, CEO of Yahoo. "Our mobile strategy and focus has transformed Yahoo and yielded significant results. In Q4, we saw $254 million in mobile revenue, up 23% quarter-over-quarter. Across all of 2014, we saw gross mobile revenue of $1.26 billion and GAAP mobile revenue of $768 million. Our investment businesses - mobile, video, native, and social - collectively delivered more than $1.1 billion in GAAP revenue, up 95% year-over-year. These growth drivers have really focused our investments and energy on the future of digital advertising."

	Q4 2013	Q4 2014	Full Year 2013	Full Year 2014
GAAP revenue	$1,266 million	$1,253 million	$4,680 million	$4,618 million
Revenue ex-TAC	$1,200 million	$1,179 million	$4,426 million	$4,401 million
GAAP income from operations	$174 million	$32 million	$590 million	$143 million
Non-GAAP income from operations	$330 million	$256 million	$935 million	$755 million
Adjusted EBITDA	$478 million	$409 million	$1,564 million	$1,362 million
Net earnings	$348 million	$166 million	$1,366 million	$7,522 million
GAAP net earnings per diluted share	$0.33	$0.17	$1.26	$7.45
Non-GAAP net earnings per diluted share	$0.46	$0.30	$1.52	$1.57

Business Highlights

  Yahoo closed the acquisition of BrightRoll, the leading programmatic video advertising platform in the U.S. Through the acquisition of BrightRoll, Yahoo is now the largest video advertising platform in the U.S.
  The Company entered into a five-year global partnership with Mozilla to make Yahoo the default search experience on Mozilla’s Firefox browser across mobile and desktop. This is the most significant partnership for Yahoo in five years.
  The Company announced that U.S. advertisers with managed accounts can use Yahoo Gemini to promote their apps across Yahoo Properties and Affiliate sites. Yahoo also expanded the cross-screen capabilities of video advertising for advertisers by integrating in-app inventory from Flurry’s Marketplace.
  Yahoo launched many new features on its core applications, including: stationery designs on Yahoo Mail in partnership with Paperless Post, search within Yahoo Aviate, a new app for Flickr on the iPad, and enhanced features in the Yahoo and Yahoo Mail apps on iOS and Android.
  Yahoo recruited impressive sales talent in the fourth quarter and early 2015, hiring Lisa Utzschneider, Senior Vice President, Sales, Americas; Kathy Kayse as Vice President, Sales Strategy and Solutions; and Kevin Gentzel, Vice President of Advertising Sales.

"We are proud of our accomplishments to date on capital allocation and the returns they have produced for our shareholders,” said Ken Goldman, CFO of Yahoo. “Since the beginning of Q2 2012, our significant buyback activity has seen us repurchase 354 million shares, totaling $9.7 billion to date and representing about a 29% gross reduction in our initial share base. At an average price of $27.44, this has been highly accretive for our shareholders. Following the planned tax-free spin-off of the remaining stake in Alibaba, which we also announced today, we will have returned a total of nearly $50 billion in value to our shareholders to date.”

Fourth Quarter and Full Year 2014 Financial Highlights

Transformative Investments:

  Our Transformative Investments comprise mobile, video, native and social. These offerings generated more than $380 million and $1.1 billion of GAAP revenue for the fourth quarter and full year of 2014, respectively.
  Gross mobile revenue for the fourth quarter and full year of 2014 was approximately $413 million and $1,261 million, respectively.
  GAAP mobile revenue for the fourth quarter and full year of 2014 was approximately $254 million and $768 million, respectively.

Reported Revenues:

Search:

  GAAP search revenue was $467 million for the fourth quarter, an increase of 1 percent compared to the fourth quarter of 2013. GAAP search revenue was $1,793 million for the full year of 2014, a 3 percent increase compared to $1,742 million for the prior year.
  Search revenue ex-TAC of $462 million for the fourth quarter of 2014 was flat compared to the fourth quarter of 2013. Search revenue ex-TAC was $1,784 million for the full year of 2014, a 5 percent increase compared to $1,699 million for the prior year.
  Gross search revenue was $932 million for the fourth quarter of 2014, an increase of 14 percent compared to the fourth quarter of 2013. Gross search revenue was $3,382 million for the full year of 2014, an increase of 14 percent compared to the prior year. Gross search revenue was not previously reported.
  The number of Paid Clicks increased approximately 10 percent compared to the fourth quarter of 2013.
  Price-per-Click increased approximately 7 percent compared to the fourth quarter of 2013.

Display:

  GAAP display revenue was $532 million for the fourth quarter of 2014, a 4 percent decrease compared to $553 million for the fourth quarter of 2013. GAAP display revenue was $1,868 million for the full year of 2014, a 4 percent decrease compared to $1,950 million for the prior year.
  Display revenue ex-TAC was $464 million for the fourth quarter of 2014, a 5 percent decrease compared to $491 million for the fourth quarter of 2013. Display revenue ex-TAC was $1,663 million for the full year of 2014, a 4 percent decrease compared to $1,737 million for the prior year.
  The number of Ads Sold increased approximately 17 percent compared to the fourth quarter of 2013.
  Price-per-Ad decreased approximately 20 percent compared to the fourth quarter of 2013.

Cash, Cash Equivalents, and Marketable Securities:

  Cash, cash equivalents, and marketable securities were $10 billion as of December 31, 2014 compared to $5 billion as of December 31, 2013, an increase of $5 billion.
  During the fourth quarter and year ended December 31, 2014, Yahoo repurchased approximately 22 million and approximately 62 million shares, respectively, for $980 million and $2.4 billion, respectively.
  During 2014, the Company also entered into two accelerated share repurchase agreements that resulted in the repurchase of approximately 40 million shares for $1.7 billion. The accelerated share repurchase agreements were entered into pursuant to the Company’s existing share repurchase program.

Live Stream

Yahoo will live stream a video broadcast of the Company's fourth quarter and full year 2014 financial results at 2 p.m. Pacific Time/5 p.m. Eastern Time today. The live stream will be broadcast from Yahoo’s Sunnyvale studio and will be available exclusively on Yahoo Finance at finance.yahoo.com. The Company will provide its business outlook for the first quarter during the presentation. Supplemental financial information can be accessed through the Company’s Investor Relations website at investor.yahoo.net. The video will be archived after the event at investor.yahoo.net and will be available for 90 days following the broadcast.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share - diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less traffic acquisition costs. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings and non-GAAP net earnings per share - diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other income, net (which includes interest), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is GAAP net cash provided by operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Financial Statements,” “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” and “GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is a guide focused on making users' daily habits inspiring and entertaining. By creating highly personalized experiences for our users, we keep people connected to what matters most to them, across devices and around the world. In turn, we create value for advertisers by connecting them with the audiences that build their businesses. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC) and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Yahoo”, “Company” and “we” refers to Yahoo! Inc. and its consolidated subsidiaries.

“Affiliates” refers to the third-party entities that have integrated Yahoo’s advertising offerings into their Websites or other offerings (those Websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited.

“Net earnings” means net income attributable to Yahoo! Inc., and “net earnings per diluted share” means net income attributable to Yahoo! Inc. common stockholders per share – diluted.

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“Price-per-Ad” is defined as display revenue from Yahoo Properties divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search click-driven revenue” is gross search revenue excluding the Microsoft RPS guarantee and search revenue from Yahoo Japan.

“Gross search revenue” is GAAP search revenue plus the related revenue share with third parties.

We periodically review, refine and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad and Price-per-Click.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is on file with the SEC and available on the SEC's website at www.sec.gov.

“Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

This press release contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans (including, without limitation, the quotations from management). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, acceptance by users of new products and services (including, without limitation, products and services for mobile devices and alternative platforms); Yahoo's ability to compete with new or existing competitors; reduction in spending by, or loss of, advertising customers; risks associated with the Search Agreement with Microsoft Corporation; risks related to acquiring or developing compelling content; risks related to joint ventures and the integration of acquisitions; risks related to possible impairment of goodwill or other assets; risks related to fluctuations in foreign currency exchange rates; risks related to Yahoo’s regulatory environment; Yahoo’s ability to protect its intellectual property and the value of its brands; adverse results in litigation; security breaches; interruptions or delays in the provision of Yahoo’s services; risks related to Yahoo's international operations; risks related to the calculation of our key operational metrics; dependence on third parties for technology, services, content, and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of January 27, 2015. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2014, which will be filed with the SEC in the first quarter of 2015.

Yahoo!, Yahoo Finance, BrightRoll, Yahoo Gemini, Flurry, Aviate, Yahoo Mail, Flickr, Yahoo Parenting, Yahoo DIY, Yahoo Makers, and the Yahoo logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2013	2014

ASSETS
Current assets:
Cash and cash equivalents	$2,077,590	$3,173,864
Short-term marketable securities	1,330,304	4,821,464
Accounts receivable, net	979,559	1,032,704
Prepaid expenses and other current assets	638,404	671,075
Total current assets	5,025,857	9,699,107

Long-term marketable securities	1,589,500	2,230,892
Property and equipment, net	1,488,518	1,487,684
Goodwill	4,679,648	5,163,654
Intangible assets, net	417,808	470,842
Other long-term assets and investments	177,281	550,798
Investment in Alibaba Group	-	39,867,789
Investments in equity interests	3,426,347	2,489,578

Total assets	$16,804,959	$61,960,344

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$138,031	$238,018
Income taxes payable related to sale of Alibaba Group ADSs	-	3,282,293
Accrued expenses and other current liabilities	907,782	671,307
Deferred revenue	294,499	336,963
Total current liabilities	1,340,312	4,528,581

Convertible notes	1,110,585	1,170,423
Long-term deferred revenue	258,904	20,774
Capital lease and other long-term liabilities	116,605	143,095
Deferred tax liabilities related to investment in Alibaba Group	-	16,154,906
Deferred and other long-term tax liabilities, net	847,956	1,156,973
Total liabilities	3,674,362	23,174,752

Total Yahoo! Inc. stockholders' equity	13,074,909	38,741,837
Noncontrolling interests	55,688	43,755
Total equity	13,130,597	38,785,592

Total liabilities and equity	$16,804,959	$61,960,344

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2014	2013	2014

Revenue	$1,265,795	$1,253,072	$4,680,380	$4,618,133

Operating expenses:
Cost of revenue - traffic acquisition costs	65,594	73,616	254,442	217,531
Cost of revenue - other	273,906	261,971	1,094,938	1,080,783
Sales and marketing	311,501	301,987	1,130,820	1,234,268
Product development	275,265	316,231	1,008,487	1,207,146
General and administrative	149,791	162,997	569,555	574,743
Amortization of intangibles	14,139	17,924	44,841	66,750
Gains on sales of patents	(70,000)	(35,094)	(79,950)	(97,894)
Goodwill impairment charge	63,555	88,414	63,555	88,414
Restructuring charges, net	7,826	32,872	3,766	103,450
Total operating expenses	1,091,577	1,220,918	4,090,454	4,475,191

Income from operations	174,218	32,154	589,926	142,942

Other (expense) income, net	(2,691)	87,550	43,357	10,369,439

Income before income taxes and earnings in equity interests	171,527	119,704	633,283	10,512,381

Provision for income taxes	(41,498)	(52,340)	(153,392)	(4,038,102)
Earnings in equity interests	221,641	101,917	896,675	1,057,863

Net income	351,670	169,281	1,376,566	7,532,142

Less: Net income attributable to noncontrolling interests	(3,480)	(2,937)	(10,285)	(10,411)

Net income attributable to Yahoo! Inc.	$348,190	$166,344	$1,366,281	$7,521,731

Net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)	$0.33	$0.17	$1.26	$7.45

Shares used in per share calculation - diluted	1,038,754	962,626	1,070,811	1,004,108

Stock-based compensation expense by function:
Cost of revenue - other	$6,330	$4,470	$15,545	$33,560
Sales and marketing	32,857	34,070	101,852	154,372
Product development	25,894	44,839	83,396	139,056
General and administrative	19,672	19,373	77,427	93,186

Supplemental Financial Data:
Revenue ex-TAC	$1,200,201	$1,179,456	$4,425,938	$4,400,602
Adjusted EBITDA	$478,333	$409,222	$1,564,245	$1,361,548
Free cash flow	$266,069	$78,343	$786,465	$590,450

(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the three months ended December 31, 2013 and $0.02 and $0.04 for the years ended December 31, 2013 and 2014, respectively.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2014	2013	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$351,670	$169,281	$1,376,566	$7,532,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	119,839	118,454	532,485	475,031
Amortization of intangible assets	28,153	34,576	96,518	131,537
Accretion of convertible notes discount	4,846	15,255	4,846	59,838
Stock-based compensation expense	84,753	102,752	278,220	420,174
Non-cash goodwill impairment charge	63,555	88,414	63,555	88,414
Non-cash restructuring charges (reversals)	-	3,637	547	(3,394)
Losses from sale of investments, assets, and other, net	2,403	7,623	22,397	35,473
Gain on sale of Alibaba Group ADSs	-	-	-	(10,319,437)
Gains on sales of patents	(70,000)	(35,094)	(79,950)	(97,894)
Gain on Hortonworks warrants	-	(98,062)	-	(98,062)
Earnings in equity interests	(221,641)	(101,917)	(896,675)	(1,057,863)
Dividend income related to Alibaba Group Preference Shares	-	-	(35,726)	-
Tax benefits from stock-based awards	15,167	34,649	49,061	145,711
Excess tax benefits from stock-based awards	(17,214)	(35,190)	(64,407)	(149,582)
Deferred income taxes	(9,321)	68,458	(84,302)	465,873
Dividends received from equity investees	-	-	135,058	83,685
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(135,260)	(113,370)	26,199	29,278
Prepaid expenses and other	45,138	(99,659)	27,401	(78,601)
Accounts payable	46,579	14,475	(7,764)	14,165
Accrued expenses and other liabilities	84,853	12,821	(98,853)	132,839
Income taxes payable related to sale of Alibaba Group ADSs	-	-	-	3,282,293
Deferred revenue	(35,844)	(76,070)	(149,929)	(194,920)
Net cash provided by operating activities	357,676	111,033	1,195,247	896,700

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(108,821)	(67,880)	(338,131)	(372,147)
Purchases of marketable securities	(975,888)	(5,821,556)	(3,223,190)	(7,384,144)
Proceeds from sales of marketable securities	229,286	587,924	2,871,834	2,269,659
Proceeds from maturities of marketable securities	191,350	76,740	748,915	945,696
Proceeds from sale of Alibaba Group ADSs, net of underwriting discounts, commissions, and fees	-	-	-	9,404,974
Proceeds related to the redemption of Alibaba Group Preference Shares	-	-	800,000	-
Purchases of intangible assets	(210)	(178)	(2,500)	(2,658)
Proceeds from settlement of derivative hedge contracts	306,207	68,417	312,266	254,496
Payments for settlement of derivative hedge contracts	(11,051)	(236)	(22,708)	(5,454)
Acquisitions, net of cash acquired	(60,315)	(545,199)	(1,247,544)	(859,036)
Payments for investments in privately held companies	-	(14,000)	(4,226)	(74,399)
Proceeds from sales of patents	70,000	23,500	79,950	86,300
Other investing activities, net	3,335	3,391	2,113	4,630
Net cash (used in) provided by investing activities	(356,107)	(5,689,077)	(23,221)	4,267,917

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	149,850	60,461	353,267	308,029
Repurchases of common stock	(231,278)	(1,612,995)	(3,344,396)	(4,163,227)
Proceeds from issuance of convertible notes	1,412,344	-	1,412,344	-
Payments for note hedges	(205,706)	-	(205,706)	-
Proceeds from issuance of warrants	124,775	-	124,775	-
Excess tax benefits from stock-based awards	17,214	35,190	64,407	149,582
Tax withholdings related to net share settlements of restricted stock units	(33,638)	(54,454)	(139,815)	(280,879)
Proceeds from credit facility borrowings	-	-	150,000	-
Repayment of credit facility borrowings	-	-	(150,000)	-
Distributions to noncontrolling interests	-	-	-	(22,344)
Other financing activities, net	(2,897)	(4,387)	(8,760)	(13,627)
Net cash provided by (used in) financing activities	1,230,664	(1,576,185)	(1,743,884)	(4,022,466)

Effect of exchange rate changes on cash and cash equivalents	2,929	(17,192)	(18,330)	(45,877)

Net change in cash and cash equivalents	1,235,162	(7,171,421)	(590,188)	1,096,274
Cash and cash equivalents, beginning of period	842,428	10,345,285	2,667,778	2,077,590

Cash and cash equivalents, end of period	$2,077,590	$3,173,864	$2,077,590	$3,173,864

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Financial Statements

This press release and its attachments include the non-GAAP financial measures of gross mobile revenue; gross search revenue; revenue excluding traffic acquisition costs (“revenue ex-TAC”); adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of gross mobile revenue, gross search revenue and revenue ex-TAC); net income attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); income from operations; net income attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net income attributable to Yahoo! Inc., income from operations, net income attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by operating activities calculated in accordance with GAAP.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by a third party and not by Yahoo; furthermore, they are measures which we have defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC. TAC consists of payments made to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties. Based on the terms of the Search Agreement with Microsoft, Microsoft retains a revenue share of 12 percent of the net (after TAC) search revenue generated on Yahoo Properties and Affiliate sites in transitioned markets. Yahoo reports the net revenue it receives under the Search Agreement as revenue and no longer presents the associated TAC as an expense. Accordingly, for the current period Yahoo reports GAAP revenue associated with the Search Agreement on a net (after TAC) basis rather than a gross basis. For the 2013 comparison periods, revenue from markets that had not yet transitioned to Microsoft’s platform was recorded on a gross basis, and the associated TAC was recorded as a part of operating expenses. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing periods preceding, during and following the transition period. A limitation of revenue ex-TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and total operating expenses, which includes TAC in non-transitioned markets.

Adjusted EBITDA is defined as net income attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net income attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other income, net (which includes interest), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as income from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on income from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of income from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net income attributable to Yahoo! Inc. excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities (adjusted to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2014	2013	2014
Revenue for groups of similar services:
Search	$463,710	$467,321	$1,741,791	$1,792,861
Display	553,085	531,778	1,949,830	1,868,035
Other	249,000	253,973	988,759	957,237
Total revenue	$1,265,795	$1,253,072	$4,680,380	$4,618,133

Revenue excluding traffic acquisition costs ("revenue ex-TAC") for groups of similar services:
GAAP search revenue	$463,710	$467,321	$1,741,791	$1,792,861
TAC associated with search revenue	(2,345)	(5,096)	(42,433)	(9,279)
Search revenue ex-TAC	$461,365	$462,225	$1,699,358	$1,783,582

GAAP display revenue	$553,085	$531,778	$1,949,830	$1,868,035
TAC associated with display revenue	(62,388)	(67,772)	(212,662)	(204,928)
Display revenue ex-TAC	$490,697	$464,006	$1,737,168	$1,663,107

Other GAAP revenue	$249,000	$253,973	$988,759	$957,237
TAC associated with other GAAP revenue	(861)	(748)	653	(3,324)
Other revenue ex-TAC	$248,139	$253,225	$989,412	$953,913

Revenue ex-TAC:
GAAP revenue	$1,265,795	$1,253,072	$4,680,380	$4,618,133
TAC	(65,594)	(73,616)	(254,442)	(217,531)
Revenue ex-TAC	$1,200,201	$1,179,456	$4,425,938	$4,400,602

Revenue ex-TAC by segment:
Americas:
GAAP revenue	$959,835	$972,092	$3,481,502	$3,517,861
TAC	(47,897)	(59,548)	(158,974)	(166,545)
Revenue ex-TAC	$911,938	$912,544	$3,322,528	$3,351,316

EMEA:
GAAP revenue	$103,819	$96,358	$385,186	$374,833
TAC	(10,078)	(9,482)	(42,915)	(36,867)
Revenue ex-TAC	$93,741	$86,876	$342,271	$337,966

Asia Pacific:
GAAP revenue	$202,141	$184,622	$813,692	$725,439
TAC	(7,619)	(4,586)	(52,553)	(14,119)
Revenue ex-TAC	$194,522	$180,036	$761,139	$711,320

Total revenue ex-TAC	$1,200,201	$1,179,456	$4,425,938	$4,400,602

Direct costs by segment (2):
Americas	$50,373	$50,438	$194,394	$199,612
EMEA	24,481	20,752	88,534	86,225
Asia Pacific	48,852	49,959	196,832	198,806
Global operating costs (3)	668,162	684,179	2,461,883	2,652,305
Restructuring charges, net	7,826	32,872	3,766	103,450
Depreciation and amortization	147,981	153,030	628,778	606,568
Gains on sales of patents	(70,000)	(35,094)	(79,950)	(97,894)
Goodwill impairment charge	63,555	88,414	63,555	88,414
Stock-based compensation expense	84,753	102,752	278,220	420,174
Income from operations	$174,218	$32,154	$589,926	$142,942

(2)	Direct costs for each segment include certain cost of revenue-other and costs associated with the local sales teams. Prior to the fourth quarter of 2014, marketing, media, costs associated with Yahoo Properties and ad operation costs were managed locally and included as direct costs for each segment. Prior period amounts have been revised to conform to the current presentation.
(3)	Global operating costs include product development, marketing, real estate workplace, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment. Beginning in the fourth quarter of 2014, marketing, media, costs associated with Yahoo Properties and other ad operation costs are managed globally and included as global costs. Prior period amounts have been revised to conform to the current presentation.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2014	2013	2014
Reconciliation of net income attributable to Yahoo! Inc. to adjusted EBITDA:
Net income attributable to Yahoo! Inc.	$348,190	$166,344	$1,366,281	$7,521,731
Depreciation and amortization	147,981	153,030	628,778	606,568
Stock-based compensation expense	84,753	102,752	278,220	420,174
Goodwill impairment charge	63,555	88,414	63,555	88,414
Restructuring charges, net	7,826	32,872	3,766	103,450
Other income (expense), net	2,691	(87,550)	(43,357)	(10,369,439)
Provision for income taxes	41,498	52,340	153,392	4,038,102
Earnings in equity interests	(221,641)	(101,917)	(896,675)	(1,057,863)
Net income attributable to noncontrolling interests	3,480	2,937	10,285	10,411
Adjusted EBITDA	$478,333	$409,222	$1,564,245	$1,361,548

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$357,676	$111,033	$1,195,247	$896,700
Acquisition of property and equipment, net	(108,821)	(67,880)	(338,131)	(372,147)
Dividends received from equity investees	-	-	(135,058)	(83,685)
Excess tax benefits from stock-based awards	17,214	35,190	64,407	149,582
Free cash flow	$266,069	$78,343	$786,465	$590,450

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2013	2014	2013	2014
Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue		$253,755		$768,009
Revenue share with third parties		158,840		492,908
Gross mobile revenue		$412,595		$1,260,917

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue	$463,710	$467,321	$1,741,791	$1,792,861
Revenue share with third parties	353,796	464,758	1,231,086	1,588,753
Gross search revenue	$817,506	$932,079	$2,972,877	$3,381,614

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)

		Three Months Ended
		December 31,
		2013	2014

GAAP income from operations		$174,218	$32,154

(a)	Restructuring charges, net	7,826	32,872

(b)	Stock-based compensation expense	84,753	102,752

(c)	Goodwill impairment charge	63,555	88,414

Non-GAAP income from operations		$330,352	$256,192

GAAP net income attributable to Yahoo! Inc.		$348,190	$166,344

(a)	Restructuring charges, net	7,826	32,872

(b)	Stock-based compensation expense	84,753	102,752

(c)	Goodwill impairment charge	63,555	88,414

(d)	Gain on Hortonworks warrants	-	(98,062)

(e)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (d) above for the three months ended December 31, 2013 and 2014	(22,389)	1,124

Non-GAAP net earnings		$481,935	$293,444

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$0.33	$0.17

Non-GAAP net earnings per share - diluted (4)		$0.46	$0.30

Shares used in per share calculation - diluted		1,038,754	962,626

		Year Ended
		December 31,
		2013	2014

GAAP income from operations		$589,926	$142,942

(a)	Restructuring charges, net	3,766	103,450

(b)	Stock-based compensation expense	278,220	420,174

(c)	Goodwill impairment charge	63,555	88,414

Non-GAAP income from operations		$935,467	$754,980

GAAP net income attributable to Yahoo! Inc.		$1,366,281	$7,521,731

(a)	Restructuring charges, net	3,766	103,450

(b)	Stock-based compensation expense	278,220	420,174

(c)	Goodwill impairment charge	63,555	88,414

(d)	Gain on Hortonworks warrants	-	(98,062)

(e)	Gain related to sale of Alibaba Group ADSs	-	(10,319,437)

(f)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (e) above for the year ended December 31, 2013 and 2014	(65,384)	3,903,951

Non-GAAP net earnings		$1,646,438	$1,620,221

GAAP net income attributable to Yahoo! Inc. common stockholders per share - diluted (1)		$1.26	$7.45

Non-GAAP net earnings per share - diluted (4)		$1.52	$1.57

Shares used in per share calculation - diluted		1,070,811	1,004,108
(1)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the three months ended December 31, 2013 and $0.02 and $0.04 for the years ended December 31, 2013 and 2014, respectively.
(4)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's non-GAAP diluted earnings per share by $0.02 and $0.04 for the year ended December 31, 2013 and 2014, respectively.

CONTACTS:
Media Relations Contact:
Yahoo! Inc.
Sarah Meron, 408-349-4040
media@yahoo-inc.com
or
Investor Relations Contact:
Yahoo! Inc.
Joon Huh, 408-349-3382
investorrelations@yahoo-inc.com